Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Employers Holdings, Inc. Amended and Restated Equity and Incentive Plan of our reports dated February 25, 2010, with respect to the consolidated financial statements and schedules and the effectiveness of internal control over financial reporting of Employers Holdings, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2009, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Los Angeles, California
August 5, 2010